UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

November 17, 2006
Date of Report (Date of earliest event reported)

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-100351 (Commission file number)	38-2687639 (I.R.S. Employer Identification No.)

39400 Woodward Ave., Suite 130

Bloomfield Hills, MI 48304

(Address of principal executive offices)

(248) 631-5400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 1.02  Termination of a Material Definitive Agreement.

The following Employment Agreements (“Executive Employment Agreements”) have been terminated as of November 17, 2006, and TriMas Corporation (the “Company”) adopted an Executive Severance/Change of Control Policy on the same day:

•                  Employment Agreement between the Company and Grant H. Beard, dated as of September 23, 2002.  Mr. Beard’s employment agreement provided that he would serve as the Company’s President and Chief Executive Officer, would receive an annual salary of $750,000, as adjusted under the terms of the agreement, and was eligible to receive a bonus of up to 100% of his base salary.

•                  Employment Agreement between the Company and Lynn A. Brooks, dated as of January 1, 2006.  Mr. Brooks’ employment agreement provided that he would serve as a Group President of the Company, would receive an annual salary of $350,000, as adjusted under the terms of the agreement, and would participate in the Company’s Annual Value Creation Program (“AVCP”).

•                  Employment Agreement between the Company and E.R. “Skip” Autry, dated as of August 1, 2005.  Mr. Autry’s employment agreement provided that he would serve as the Company’s Chief Financial Officer, would receive an annual salary of $330,000, as adjusted under the terms of the agreement, and would participate in the AVCP.

•                  Employment Agreement between the Company and Joshua Sherbin, dated as of August 1, 2005.  Mr. Sherbin’s employment agreement provided that he would serve as the Company’s General Counsel, would receive an annual salary of $305,000, as adjusted under the terms of the agreement, and would participate in the AVCP.

•                  Employment Agreement between the Company and Edward Schwartz, dated as of January 1, 2006.  Mr. Schwartz’s employment agreement provided that he would serve as a Group President of the Company, would receive an annual salary of $330,000, as adjusted under the terms of the agreement, and would participate in the AVCP.

Each of the terminated Executive Employment Agreements had the following terms:

•                  The employee was required to devote his full business time and efforts to the performance of his obligations to the Company under the relevant employment agreement.

•                  The agreements were terminable upon six months written notice, except that Mr. Beard’s agreement was to terminate on December 31, 2006, with automatic renewal for successive one-year terms unless notice was given 30 days prior to the end of the agreement’s term.

•                  The employee was eligible to participate in the Company’s 2002 Long Term Equity Incentive Plan.

•                  The company could, without cause, and the employee could, for good reason, terminate the agreement such that the employee would receive one year continued base salary, a bonus equal to his target bonus opportunity for a 12-month period, a pro-rated bonus for the year termination occurred and continued medical benefits for up to 12 months; except that Mr. Beard would receive 30 months continued base salary, a bonus equal to the highest of the previous five years (bonus award payable over 30 months) and continued benefits for 30 months.  The company could, for cause, and the executive could voluntarily, without good reason, terminate the agreement without any severance payments being due.

•                  Within ten days of a qualified termination following a change of control, each executive, other than Mr. Beard, would receive two times his base salary and a bonus equal to two times the target bonus opportunity for such fiscal  year in addition to a two year continuation of medical benefits.  Mr. Beard would receive three times his base salary and a bonus equal to three times the target bonus opportunity for such fiscal year in addition to a three year continuation of benefits.

•                  The executive was required to refrain from competing with the Company for two years from the date of termination of the relevant employment agreement.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company adopted an Executive Severance/Change of Control Policy (the “Policy”), effective as of November 17, 2006, under which its Executive Officers (“Executives”) are employed at will and do not have employment agreements.  Prior to November 17, 2006, the Executives had employment agreements that were terminated in connection with the Company’s adoption of the Policy.  The Policy applies to the following Executives: President/Chief Executive Officer (“CEO”); Chief Financial Officer; Vice President - Human Resources; Vice President - Finance and Treasurer; Corporate Secretary and General Counsel; the Reporting Segment Presidents, where such positions exist (but, not the business unit presidents); and such other officers as may be determined by the Company’s Board of Directors.  The Policy states that each Executive shall devote his or her full business time and efforts to the performance of his or her duties and responsibilities for the Company.  The Policy requires the Company to make severance payments to an Executive if his or her employment is terminated under certain circumstances.

If the Company terminates the CEO’s employment for any reason other than for cause, disability, or death, or if the CEO terminates his or her employment for good reason, the Company will provide the CEO with two years’ annual base salary, bonus payments under the AVCP equal to one year’s bonus at his or her target bonus level in effect on the date of termination (paid in equal installments over two years), any AVCP bonus payment that has been declared for the CEO but not paid, his or her pro-rated AVCP bonus for the year of termination through the date of termination based on his or her target bonus level, immediate vesting upon the termination date of any equity awards under the Company’s 2002 Long Term Equity Plan and a pro rata portion of equity awards under all subsequent plans through the termination date, executive level outplacement services for up to 12 months, and continued medical benefits for up to 24 months following the termination date.

If the Company terminates any Executive’s (excluding the CEO) employment for any reason other than cause, disability, or death, or if the Executive terminates his or her employment for good reason, the Company will provide the Executive with one year annual base salary, AVCP bonus payments equal to one year’s bonus at his or her target bonus level in effect on the date of termination (paid in equal installments over one year), any AVCP bonus payment that has been declared for the Executive but not paid, his or her pro-rated AVCP bonus for the year of termination through the date of termination based on his or her target bonus level, immediate vesting upon the termination date of any equity awards under the Company’s 2002 Long Term Equity Plan and a pro rata portion of equity awards under all subsequent plans through the termination date, executive level outplacement services for up to 12 months, and continued medical benefits for up to 12 months following the termination date.

In the case of a qualifying termination of an Executive’s (including the CEO) employment within three years of a change of control, then, in place of any other severance payment, the Company will provide the Executive with a lump sum equal to 36 months of his or her base salary rate in effect at the date of termination, a lump sum AVCP bonus payment equal to three years’ bonus at his or her target bonus level in effect at the date of termination (paid in equal installments over three years), any AVCP bonus payment that has been declared for the Executive but not paid, his or her pro-rated AVCP bonus for the year of termination through the date of termination based on his or her target bonus level, immediate vesting upon the termination date of all unvested equity awards, executive level outplacement services for up to 12 months, and continued medical benefits for up to 36 months following the termination date.

In addition, the Policy states that in return for these benefits, each Executive covered under the Policy is required to refrain from competing against the Company for a period following termination that corresponds to the duration of any severance payments the Executive would be entitled to receive or 24 months if no severance payments are payable.

The Policy may be amended or terminated at any time by the Compensation Committee; provided that (i) with respect to any termination or amendment adverse to an Executive to become effective within 12 months of its adoption, the prior written consent of such Executive is required and (ii) with repsect to any amendment or termination to become effective on or after 12 months of its adoption, the Compensation Committee will give 12 months written notice to any adversely affected Executive.

Item 9.01  Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1	The Company’s Executive Severance/Change of Control Policy, effective as of November 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 22, 2006

TRIMAS CORPORATION

By:	/s/ E.R. Autry, Jr.
Name: E.R. Autry, Jr.
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	The Company’s Executive Severance/Change of Control Policy, effective as of November 17, 2006.